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                                                                    EXHIBIT 3.78

                                     BYLAWS

                                       OF

                             U-HAUL OF HAWAII, INC.

                               ARTICLE I. OFFICES

         The principal office of the corporation shall be in the State of Hawaii at 2722 Kilihau Street, Honolulu, Hawaii, 96819. The corporation may have such other offices, either within or without the State of Hawaii, as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Wednesday in the month of May in each year, at the hour of 10:00 o'clock A.M., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Hawaii, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Hawaii, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Hawaii.

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         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Subject to such limitations, if any, as may expressly be contained in any statutory provision applicable to any particular action, when three-fourths of the shareholders entitled to vote at any meeting sign by themselves or their proxies or other authorized representatives a written consent or approval on the record of the meeting, the doings of the meeting, however called or notified, shall be valid.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the

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board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

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         Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 11. Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action permitted by Chapter 416 or Chapter 417 of the Hawaii Revised Statutes, or any successor statutes, the meeting and vote of shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if the meeting were held, consent in writing to the corporate action being taken.

         Section 12. Cumulative Voting. If not less than forty-eight (48) hours prior to any shareholders' meeting for the election of directors a shareholder delivers to the president, vice-president, secretary, or treasurer of the corporation a written request that such election be held by cumulative voting, then the directors to be elected at the meeting shall be chosen as follows: each shareholder present in person or represented by proxy at the meeting shall have a number of votes equal to the number of shares of capital stock of the corporation owned by the shareholder multiplied by the number of directors to be elected at the meeting, and each

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shareholder shall be entitled to cumulate his votes and give all thereof to one nominee or to distribute his votes in such manner as the shareholder determines among any or all of the nominees, and the nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, shall be the successful nominees.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time by the shareholders provided that there shall be at least one director and no more than fifteen directors, provided, however, that if the corporation has two stockholders, it shall have at least two directors, and if it has three stockholders, it shall have at least three directors. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. At least one member of the board of directors shall be a resident of the State of Hawaii. Directors need not be shareholders of the corporation.

         Section 3. Removal. Any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of all the shares of capital stock of the corporation outstanding and entitled to vote at any special meeting of shareholders called for that purpose. Any vacancy so created may be filled by the shareholders at such special meeting, or by the board of directors as provided in Section 11 of this Article III.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Hawaii, for the holding of additional regular meetings without other notice than such resolution.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Hawaii, as the place for holding any special meeting of the board of directors called by them.

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         Section 6. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his or her business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 9. Action Without A Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of a committee of the directors may be taken without a meeting if all of the directors or all of the members of the committee, as the case may be, sign a written consent setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the directors' meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

         Section 10. Meetings By Telephone. Members of the board of directors or any committee designated thereby, may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

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         Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE IV. OFFICERS

         Section 1. Number. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

         Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall

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hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         Section 6. The Vice Presidents. In the absence of the president or in the event of his or her death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

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         Section 7. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

         Section 8. The Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

         Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

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         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

     ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

         Section 5. Facsimile Signature. The board of directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical device or machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the board of directors.

     ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors and as may be required by applicable law. Such certificates shall be signed by the president or a vice president and by the secretary or the treasurer or an assistant secretary or an assistant treasurer of the corporation and sealed with the corporate seal; provided, that if any certificate is signed by a duly authorized transfer agent or registrar, any or all of the

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required officers' signatures, as well as the corporate seal, may be facsimiles.
In case any officer who has signed or whose facsimile signature has been placed upon the certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

         The first fiscal year of the corporation shall begin upon the organization of the corporation and end on March 31, 1985. Each succeeding fiscal year shall begin on April 1.

                             ARTICLE VIII. DIVIDENDS

         The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                           ARTICLE IX. CORPORATE SEAL

         The board of directors may provide for a corporate seal which, if provided for, shall be circular in form and shall have inscribed thereon the name of this corporation and the state of incorporation and the word "Incorporated" followed by the date of incorporation.

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                           ARTICLE X. WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

         The Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders at any regular or special meeting.

                        ARTICLE XII. EXECUTIVE COMMITTEE

         Section 1. Appointment. The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

         Section 2. Authority. The board of directors may create and appoint an executive committee and define its authority and duties from time to time; provided, however, that the Board shall delegate to the executive committee only such powers as are permitted by law. Specifically without limitation, the Board shall not delegate to the executive committee and it shall not have authority to: (i) declare dividends or distributions, (ii) approve or recommend to the shareholders actions or proposals to be approved by the shareholders, (iii) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the board of directors or any committee thereof, (iv) amend the Bylaws, (v) recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, (vi) approve a plan of merger not requiring shareholder approval,
(vii) reduce earned or capital surplus, (viii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, (ix) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, or (x) recommend to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

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         Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

     ARTICLE XIII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 2. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this corporation unless and only to the extent that the court in which such action or suit was brought shall

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

determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only if authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in Sections 1 or 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation, or (c) by a majority vote of the shareholders.

         Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in a particular case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that the director or officer is entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a. person.

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

                               ADOPTION OF BYLAWS

         I, the undersigned, on this 23rd day of May, 1984, having executed the Articles of Incorporation of the above-named corporation, do hereby adopt the foregoing provisions as the Bylaws of said corporation.

                                        /s/ William W. L. Yukn
                                        ----------------------------------------
                                        William W. L. Yukn

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